Exhibit 99.1

Contact: Mark Murphy, Chief Executive Officer
                                                  (714) 241-4411

                                                  Brett Maas, Investor Relations
                                                  Hayden Communications, Inc.
                                                  (646) 536-7331

FOR IMMEDIATE RELEASE

         PRO-DEX, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2006 RESULTS

   SALES INCREASE 27% FOR THE QUARTER, 23% FOR THE YEAR; EARNINGS AT HIGH-END
                           OF RANGE PROVIDED AUGUST 14

                BACKLOG REACHES $11.7 MILLION AS OF JUNE 30, 2006

         SANTA ANA, CA, September 27, 2006 - PRO-DEX, INC. (NASDAQ: PDEX), a developer and manufacturer of embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, which enables speed-to-market for customers who serve the medical, dental, factory automation, scientific research, aerospace and military markets, today announced financial results for the fourth quarter and full-year period ending June 30, 2006. The audited annual results met the revenue expectations for the year and the earnings were at the high-end of the Company's preliminary earnings outlook provided August 14, 2006.

         Consolidated net sales for the fourth quarter were $5.3 million, a sequential increase of 27 percent compared to the third quarter and an increase of 22 percent compared to the $4.4 million reported during the fourth quarter of fiscal 2005. For the fiscal year ended June 30, 2006, the Company reported revenues of $17.1 million, 23% higher than the $13.8 million reported for fiscal year 2005.

         Net income for the fourth quarter was $231,000, or $0.02 per basic and diluted share, compared to net income of $6,000, or $0.00 per basic and diluted share for the third quarter and compared to net income of $928,000, or $0.09 per basic and diluted share for the three months ended June 30, 2005. The Company reported net income for the year of $827,000, or $0.09 per basic and $0.08 per fully diluted share, compared to net income of $1.9 million, or $0.20 per basic and $0.19 per fully diluted share last year. Last year's fourth quarter earnings included a $227,000 favorable reversal of an income tax valuation reserve that was not repeated this year. In calculating earnings per share for fiscal year 2006, the Company utilized 10.0 million fully diluted shares compared to 9.7 million fully diluted shares for the fiscal year 2005.

         Mark Murphy, the Company's President and Chief Executive Officer, commented, "We reported top and bottom line improvements in our fourth quarter results compared to last quarter, but recognize the pressing need to make further adjustments in our processes and our organizational structure to fully realize the Company's earnings potential. We continue to see strong demand for our expertise in helping customers accelerate the development of their products. Our goal is to increase our quality and engineering capacity to meet this growing demand in a more efficient manner with high standards for quality. During fiscal 2006, we made two strategic asset acquisitions, strengthening our product line by adding a high impact specialty dental product and a component supplier with a majority of its sales to the aerospace market. These acquisitions are expected to provide additional capacity for growth and a high-margin product for us to market directly to the dental industry. We remain excited by the potential of these two acquisitions and believe that we can leverage these new assets to benefit shareholders."

         Gross profit for the fourth quarter was $1.7 million, or 31.9 percent of sales, compared to gross profit of $2.0 million, or 44.8 percent of sales for the fourth quarter last year. The fourth quarter gross profit this year was unfavorably impacted by $155,000 in warranty costs and $230,000 excess inventory costs. Gross profit for the year was $6.6 million, or 38.5 percent of sales, compared to gross profit of $7.1 million, or 51.2 percent of sales last year. Gross profit for the year was impacted by over $700,000 in warranty costs and over $500,000 in obsolete inventory costs.

         Operating expenses increased by 21 percent to $1,468,000 compared to $1,208,000 in the fourth quarter last year, due to expenses associated with the Intraflow product launch of $150,000 and by incurring the normal operating costs acquired with the Astromec acquisition of $161,000. For the full fiscal year, operating expense increased 13.4 percent to $5.4 million from $4.8 million last year, but as a percentage of sales, was reduced from 34.1 percent to 31.9 percent.

         Mr. Murphy continued, "We completed the year with a backlog of $11.7 million compared with a backlog of $10.7 million at March 31, 2006 and $7.9 million at June 30, 2005 and recorded over $17 million in new order bookings during fiscal year 2006, demonstrating ongoing demand for our expertise. The quality issues we faced did not result in the loss of any customers, demonstrating the Company's commitment to deliver on its promises. We look forward to meeting the challenges which face our business today, and believe we can build an even stronger Company, with more consistent revenue growth and profitability, as we fully integrate our speed to market capability with industry leading quality."

         We completed the fiscal year with cash and cash equivalents of $358,000 compared to cash and cash equivalents of $2.6 million as of June 30, 2005, with the decrease due to the acquisitions made during the year. We generated over $200,000 in operating cash during the fourth quarter and reduced our credit line borrowings by $100,000 during that period, leaving $1.1 million of our credit line available at the end of the quarter. Total working capital was $6.1 million as of June 30, 2006 compared to $8.3 million on June 30, 2005. Shareholder's equity increased 8.6 percent to $12.1 million from $11.1 million as of June 30, 2005.

OUTLOOK:
--------

         For fiscal 2007, the Company does not currently plan to provide sales and earnings guidance.

TELECONFERENCE INFORMATION:
---------------------------

         Investors and all others are invited to listen to a conference call discussing the fourth quarter and fiscal 2006 results, today at 4:30 p.m. Eastern Time. The call is scheduled to be broadcast live over the Internet on Wednesday, September 27, 2006 at 4:30 p.m. Eastern Time and may be accessed by visiting the Company's website at www.pro-dex.com. Mark Murphy, Chief Executive Officer and Jeff Ritchey, Chief Financial Officer, plan to host the call. If you would like to join the call, dial (866) 323-3543 U.S. and (706) 679-0672 International, conference I.D. 7132629. You may identify the call as the Pro-Dex Fourth Quarter Earnings Call.

         Pro-Dex Inc., with operations in Santa Ana, California and Beaverton, Oregon, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate embedded motion control and miniature rotary drive systems, serving the medical, dental, factory automation, and scientific research markets. Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, scientific research facilities and high tech manufacturing operations around the world.

         For more information, visit the Company's website at www.pro-dex.com.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

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

                         PRO-DEX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                    30-Jun-06         30-Jun-05
                                                                 --------------    --------------
ASSETS
Current assets:
   Cash and cash equivalents                                     $      358,000    $    2,584,000
   Accounts receivable, net of allowance for doubtful accounts
    of $40,000 at June 30, 2006 and $100,000 at June 30, 2005         3,841,000         3,521,000
   Inventories, net                                                   3,980,000         3,145,000
   Prepaid expenses                                                      91,000            66,000
   Income tax receivable                                                222,000            96,000
   Deferred income taxes                                                766,000           519,000
                                                                 --------------    --------------
      Total current assets                                            9,258,000         9,931,000
                                                                 --------------    --------------
Property, plant, equipment and leasehold improvements, net            3,726,000         1,156,000
                                                                 --------------    --------------
Other assets:
   Goodwill                                                           2,931,000         1,110,000
   Intangibles - Patents, net                                         1,417,000                 -
   Deferred income taxes                                                378,000           541,000
   Other                                                                 44,000            18,000
                                                                 --------------    --------------
      Total other assets                                              4,770,000         1,669,000
                                                                 --------------    --------------
Total assets                                                     $   17,754,000    $   12,756,000
                                                                 ==============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                $      900,000    $            -
   Accounts payable                                                     952,000         1,158,000
   Accrued expenses                                                     971,000           472,000
   Income taxes payable                                                       -            13,000
   Current portion of term note                                         250,000                 -
   Current portion of real estate loan                                   27,000                 -
   Current portion of "patent" deferred payable                          71,000                 -
                                                                 --------------    --------------
      Total current liabilities                                       3,171,000         1,643,000

Long-term liabilities:
   Term note                                                            646,000                 -
   Real estate loan                                                   1,619,000                 -
   Patent deferred payable                                              245,000                 -
                                                                 --------------    --------------
      Total long-term liabilities                                     2,510,000                 -
                                                                 --------------    --------------
Total liabilities                                                     5,681,000         1,643,000
                                                                 --------------    --------------

Commitments and contingencies
Shareholders' equity:
   Common shares; no par value; 50,000,000 shares authorized;
    9,539,792 shares issued and outstanding June 30, 2006
    9,449,396 shares issued and outstanding June 30, 2005            16,066,000        15,933,000
   Accumulated deficit                                               (3,993,000)       (4,820,000)
                                                                 --------------    --------------
   Total shareholders' equity                                        12,073,000        11,113,000
                                                                 --------------    --------------
   Total liabilities and shareholders' equity                    $   17,754,000    $   12,756,000
                                                                 ==============    ==============

            See notes to unaudited consolidated financial statements.

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               YEARS ENDED JUNE 30

                                                                      2006              2005
                                                                 --------------    --------------
Net sales                                                        $   17,061,000    $   13,834,000

Cost of sales                                                        10,485,000         6,754,000
                                                                 --------------    --------------
Gross profit                                                          6,576,000         7,080,000

Operating expenses:
   Selling                                                            1,191,000           957,000
   General and administrative expenses                                2,230,000         2,091,000
   Research and development costs                                     2,009,000         1,740,000
                                                                 --------------    --------------
Total operating expenses                                              5,430,000         4,788,000
                                                                 --------------    --------------
Income from operations                                                1,146,000         2,292,000

Other:
   Other income (expense), net                                          (19,000)           40,000
   Royalty income                                                        51,000            77,000
   Interest income (expense), net                                       (25,000)           21,000
                                                                 --------------    --------------
Total                                                                     7,000           138,000
                                                                 --------------    --------------

Income before income taxes provision                                  1,153,000         2,430,000

Income taxes provision                                                  326,000           581,000
                                                                 --------------    --------------
Net income                                                       $      827,000    $    1,849,000
                                                                 --------------    --------------

Net Income per share:
                                                                 --------------    --------------
   Basic                                                         $         0.09    $         0.20
                                                                 --------------    --------------
   Diluted                                                       $         0.08    $         0.19
                                                                 --------------    --------------
Weighted average shares outstanding - basic                           9,502,652         9,106,846
                                                                 --------------    --------------
Weighted average shares outstanding - diluted                         9,988,569         9,650,980
                                                                 --------------    --------------

                 See notes to consolidated financial statements.

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               YEARS ENDED JUNE 30

                                                                                        2006              2005
                                                                                   --------------    --------------
Cash Flows from Operating Activities:
Net Income                                                                         $      827,000    $    1,849,000
   Adjustments to reconcile net income to net cash used in operating activities:
      Depreciation and amortization                                                       356,000           348,000
      Loss on disposal                                                                      7,000                 -
      (Recovery of) Provision for doubtful accounts                                       (60,000)           60,000
      (Recovery of) Reserve for obsolete inventory                                        502,000           (18,000)
      Stock based compensation                                                                  -            25,000
      Deferred taxes                                                                      (84,000)          521,000
       Changes in:
            (Increase) in accounts receivable                                            (259,000)       (1,212,000)
            (Increase) in inventories                                                  (1,336,000)         (585,000)
            (Increase) decrease in prepaid expenses                                       (25,000)           10,000
            (Increase) in other assets                                                    (26,000)           (1,000)
            Increase in accounts payable and accrued expenses                             292,000           453,000
            (Decrease) in income taxes payable                                           (139,000)         (893,000)
                                                                                   --------------    --------------
Net Cash provided by Operating Activities                                                  55,000           557,000
                                                                                   --------------    --------------
Cash Flows From Investing Activities:
   Acquisition of Astromec, net of assets acquired                                     (2,398,000)                -
   Proceeds from equipment sale                                                             1,000                 -
   Purchase of equipment and leasehold improvements                                      (642,000)         (474,000)
   Purchase of Intangible Assets - Patents related to Interflow                        (1,167,000)                -
                                                                                   --------------    --------------
Net Cash (used in) Investing Activities                                                (4,206,000)         (474,000)
                                                                                   --------------    --------------
Cash Flows from Financing Activities:
   Principal payments on long-term shareholder borrowings                                       -          (145,000)
   Borrowing on Line of Credit                                                            900,000                 -
   Borrowing on Term Note                                                               1,000,000                 -
   Principal payments on Term Note                                                       (104,000)                -
   Principal payments on Mortgage                                                          (4,000)                -
   Proceeds from option and warrant exercise                                              133,000           576,000
                                                                                   --------------    --------------
Net Cash provided by Financing Activities                                               1,925,000           431,000
                                                                                   --------------    --------------
Net (decrease) increase  in Cash and Cash Equivalents                                  (2,226,000)          514,000
Cash and Cash Equivalents, beginning of period                                          2,584,000         2,070,000
                                                                                   --------------    --------------
Cash and Cash Equivalents, end of period                                           $      358,000    $    2,584,000
                                                                                   ==============    ==============

                                              Supplemental Information

Cash payments for interest                                                         $       68,000    $        9,000
Cash payments for income taxes                                                     $      543,000    $      943,000

                             Non-Cash Disclosure of Investing and Financing Activities

Long term payable incurred in acquisition of intangible assets                     $      316,000    $            -
Acquisition of building and land - real estate loan                                $    1,650,000    $            -
Intravantage deferred payable                                                      $      317,000    $            -

                 See notes to consolidated financial statements.